As filed with the United States Securities and Exchange Commission on November 20, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

NEFF CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	30-0843609
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3750 N.W. 87th Avenue, Suite 400
Miami, FL 33178

(305) 513-3350
(Address, including zip code, of  principal executive offices)

NEFF CORPORATION 2014 INCENTIVE AWARD PLAN

(Full title of the plan)

Mark Irion
Chief Financial Officer

Neff Corporation

3750 N.W. 87th Avenue, Suite 400

Miami, FL 33178

(305) 513-3350

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Bradd L. Williamson, Esq.

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

(212) 906-1200

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $0.01 par value	1,500,000	(1)	$15.00	(2)	$22,500,000	$2,614.50

(1)                                 The Neff Corporation 2014 Incentive Award Plan authorizes the issuance of up to a maximum of 1,500,000 shares of Neff Corporation (“Company”) Class A common stock, par value $0.01 per share (“Class A Common Stock”).

(2)                                 For purposes of computing the registration fee only.  Pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), the Proposed Maximum Offering Price Per Share is based upon  the initial public offering price of the Class A Common Stock ($15.00 per share).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.         Plan Information.

Not required to be filed with this Registration Statement.

Item 2.         Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)                                 the Company’s prospectus filed with the Commission on September 3, 2014, including all amendments and exhibits thereto, pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1 (File No. 333-198559); and

(b)                                 the description of the Class A Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on November 18, 2014 (File No. 001-36752), together with any amendment thereto filed with the Commission for the purpose of updating such description.

All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained therein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

Upon the consummation of the Company’s initial public offering, as permitted by Section 102(b)(7) of the

Delaware General Corporation Law, the Company’s amended and restated certificate of incorporation will include provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the amended and restated certificate of incorporation and amended and restated by-laws of the Company will provide that:

•                  The Company shall indemnify its directors and officers for serving the Company in those capacities or for serving other business enterprises at the Company’s request, to the fullest extent permitted by Delaware law.  Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•                  The Company may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•                  The Company is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•                  The Company will not be obligated pursuant to the amended and restated by-laws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Company’s board of directors or brought to enforce a right to indemnification.

•                  The rights conferred in the amended and restated certificate of incorporation and amended and restated by-laws are not exclusive, and the Company is authorized to enter into indemnification agreements with its directors, officers, employees, and agents and to obtain insurance to indemnify such person.

•                  The Company may not retroactively amend the by-law provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The Company’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also to provide for certain additional procedural protections.  The Company also maintains directors and officers insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the Company and its officers and directors may be sufficiently broad to permit indemnification of the Company’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

The underwriting agreement to be filed as Exhibit 1.1 to the Registration Statement on Form S-1 (File No. 333-198559) will provide for indemnification for certain liabilities arising under the Securities Act and otherwise.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

A list of exhibits included as part of this Registration Statement is set forth in the Index to Exhibits appearing elsewhere herein and is incorporated herein by reference.

Item 9.         Undertakings.

(a)                                 The undersigned Company hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included on a post-effective amendment by those paragraphs is contained in periodic reports filed by or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 20th day of  November, 2014.

NEFF CORPORATION

By:	/s/ Mark Irion
Mark Irion
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Graham Hood and Mark Irion, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Graham Hood	President, Chief Executive Officer and	November 20, 2014
Graham Hood	Director (Principal Executive Officer)

/s/ Mark Irion	Chief Financial Officer	November 20, 2014
Mark Irion	(Principal Accounting and Financial Officer)

/s/ Robert Singer		November 20, 2014
Robert Singer	Director

/s/ James Continenza		November 20, 2014
James Continenza	Director

/s/ Joseph Deignan		November 20, 2014
Joseph Deignan	Director

/s/ Gerard E. Holthaus		November 20, 2014
Gerard E. Holthaus	Director

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
4.1

Form of Amended and Restated Certificate of Incorporation of Neff Corporation (incorporated herein by reference to Exhibit 3.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-198559) filed on November 10, 2014)

4.2

Form of Amended and Restated By-laws of Neff Corporation (incorporated herein by reference to Exhibit 3.2 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-198559) filed on November 10, 2014)

4.3

Form of Class A common stock certificate of Neff Corporation (incorporated herein by reference to Exhibit 4.1 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-198559) filed on November 13, 2014)

4.4

Neff Corporation 2014 Incentive Award Plan (incorporated herein by reference to Exhibit 10.10 to Amendment No. 5 to the Company’s Registration Statement on Form S-1 (File No. 333-198559) filed on November 17, 2014)

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Deloitte & Touche LLP as to Neff Corporation

23.2*	Consent of Deloitte & Touche LLP as to Neff Holdings LLC

23.3*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature page of the Registration Statement)

* Filed herewith.